UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Central Jersey Bancorp

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CENTRAL JERSEY BANCORP
1903 Highway 35
Oakhurst, New Jersey 07755
(732) 663-4000

April 30, 2009

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Central Jersey Bancorp to be held at Branches Catering Hall, located at 123 Monmouth Road (Route 71), West Long Branch, New Jersey, on Wednesday, May 27, 2009 at 9:00 a.m., local time.

At the annual meeting, you will be asked to elect ten nominees for director, consider and approve, in a non-binding advisory vote, the compensation of the named executive officers of Central Jersey Bancorp which is described in the accompanying proxy statement and consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

It is important that your shares of Central Jersey Bancorp common stock are represented at the annual meeting, whether or not you attend the annual meeting in person and regardless of the number of shares you own.  To ensure that your shares of common stock are represented, we urge you to complete, sign, date and return your proxy card in the enclosed postage prepaid envelope.  If you attend the annual meeting, you may vote in person even if you have previously submitted a proxy.  Your prompt attention is greatly appreciated.

Very truly yours,

/s/ Robert S. Vuono

Robert S. Vuono
Secretary

CENTRAL JERSEY BANCORP
1903 Highway 35
Oakhurst, New Jersey 07755
(732) 663-4000
______________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 27, 2009
______________________________________

To the Shareholders of
Central Jersey Bancorp:

NOTICE IS HEREBY GIVEN, that the annual meeting of shareholders (the “Annual Meeting”) of Central Jersey Bancorp will be held at Branches Catering Hall, located at 123 Monmouth Road (Route 71), West Long Branch, New Jersey, on Wednesday, May 27, 2009 at 9:00 a.m., local time, for the following purposes:

1.	To elect ten nominees for director who will serve on the Board of Directors of Central Jersey Bancorp for the following year and until their successors have been elected and qualify;

2.	To consider and approve, in a non-binding advisory vote, the compensation of the named executive officers of Central Jersey Bancorp as described in the accompanying proxy statement; and

3.	To transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Shareholders of record at the close of business on April 3, 2009 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid envelope.  You may revoke your proxy either by written notice to Central Jersey Bancorp, by submitting a proxy card dated as of a later date or in person at the Annual Meeting.  The Board of Directors of Central Jersey Bancorp recommends that you vote “FOR” the election of each nominee for director and the approval, in a non-binding advisory vote, of the compensation of the named executive officers of Central Jersey Bancorp as described in the accompanying proxy statement.

By Order of the Board of Directors

/s/ Robert S. Vuono

Robert S. Vuono
Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.  HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE.  PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

CENTRAL JERSEY BANCORP
______________________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
______________________________________

General Information

This Proxy Statement is being furnished to the holders of common stock, with a par value of $.01 per share (“Common Stock”), of Central Jersey Bancorp in connection with the solicitation of proxies by the Board of Directors of Central Jersey Bancorp (the “Board” or “Board of Directors”) for use at the annual meeting of shareholders of Central Jersey Bancorp to be held at 9:00 a.m. on Wednesday, May 27, 2009 at Branches Catering Hall, located at 123 Monmouth Road (Route 71), West Long Branch, New Jersey (the “Annual Meeting”).  The Board of Directors has fixed the close of business on April 3, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 30, 2009.

At the Annual Meeting, shareholders of Central Jersey Bancorp will consider and vote on the following matters:

1.	The election of ten nominees for director who will serve on the Board of Directors for the following year and until their successors have been elected and qualify;

2.	The approval, in a non-binding advisory vote, of the compensation of the Named Executive Officers (as hereinafter defined) of Central Jersey Bancorp as described herein; and

3.	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such proxies by filing written notice of such revocation with the secretary of the Annual Meeting.  Presence at the Annual Meeting does not, in and of itself, revoke the proxy.  Also, any grant of a proxy subsequent to an earlier grant of a proxy, revokes the earlier proxy.  All shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted “FOR” the election of each nominee for director and the approval, in a non-binding advisory vote, of the compensation of the Named Executive Officers as described herein.  Neither the Board nor management of Central Jersey Bancorp is aware, to date, of any matter being presented at the Annual Meeting other than the election of directors and the non-

binding advisory vote on compensation of the Named Executive Officers, but, if any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors.  The cost for preparing, assembling and mailing the proxy materials is to be borne by Central Jersey Bancorp.  It is not anticipated that any compensation will be paid for soliciting proxies, and Central Jersey Bancorp does not intend to employ specially engaged personnel in the solicitation of proxies.  It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of Central Jersey Bancorp, without additional compensation, may solicit proxies personally or by telephone, telegraph, facsimile transmission or special letter.

Voting Securities

Shareholders of record at the close of business on April 3, 2009 are entitled to one vote for each share of Common Stock then held by them.  As of that date, Central Jersey Bancorp had 9,027,282 shares of Common Stock issued and outstanding.  The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes will be counted as shares present and entitled to be voted at the Annual Meeting for the purpose of determining the existence of a quorum.

Directors will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by proxy.  The approval, in a non-binding advisory vote, of the compensation of the Named Executive Officers as described herein will require the affirmative vote of a majority of the votes cast at the Annual Meeting, whether voted in person or by proxy.  All votes will be tabulated by the inspector of election appointed at the Annual Meeting who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes.  Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates.

IMPORTANT MESSAGE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2009: This Proxy Statement and the Central Jersey Bancorp Annual Report to Shareholders for the year ended December 31, 2008 are available at http://www.cfpproxy.com/4562.

Principal Shareholders and Security Ownership of Management

The following table sets forth information as of April 3, 2009, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Central Jersey Bancorp’s Common Stock, by (1) each director and nominee for director of Central Jersey Bancorp, (2) each Named Executive Officer for the year ended December 31, 2008, (3) each person or group of persons known by Central Jersey Bancorp to be the beneficial owner of greater than 5% of Central Jersey Bancorp’s outstanding Common Stock, and (4) all directors and executive officers of Central Jersey Bancorp as a group.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities.  Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

	Beneficial Ownership of Central Jersey Bancorp’s Common Stock
Name of Beneficial Owner (1)	No. of Shares (2)	Percent of Class
James G. Aaron, Esq. (3)(4)	257,186	2.84%
Mark R. Aikins, Esq. (3)(5)	122,437	1.35%
John A. Brockriede (3)(6)	494,813	5.43%
George S. Callas (3)(7)	196,460	2.16%
Paul A. Larson, Jr. (3)(8)	86,118	*
John F. McCann (3)(9)	206,815	2.28%
Carmen M. Penta, C.P.A. (3)(10)	109,010	1.20%
Mark G. Solow (3)(11)	191,511	2.11%
James S. Vaccaro (3)(12)(13)	226,830	2.47%

	Beneficial Ownership of Central Jersey Bancorp’s Common Stock
Name of Beneficial Owner (1)	No. of Shares (2)	Percent of Class
Robert S. Vuono (3)(14)(15)	114,362	1.25%
Anthony Giordano, III (16)(17)	71,494	*
Linda J. Brockriede (18)(19)	494,813	5.43%
All Directors and Executive Officers as a Group (11 persons) (4)(5)(6)(7)(8)(9)(10)(11) (13)(15)(17)	2,077,036	21.44%
______________________________

*	Indicates less than 1%.

(1)	All directors and officers listed in this table maintain a mailing address at 1903 Highway 35, Oakhurst, New Jersey 07755.

(2)
In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Central Jersey Bancorp’s Common Stock if he or she has voting or investment power with respect to such security.  This includes shares (a) subject to options exercisable within 60 days, and (b)(1) owned by a spouse, (2) owned by other immediate family members, or (3) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(3)	Such person currently serves as a director of Central Jersey Bancorp and is a nominee for director.

(4)
Includes 44,259 shares subject to currently exercisable stock options; 27,545 shares held in an Individual Retirement Account with Morgan Stanley for the benefit of Mr. Aaron; and 18,336 shares registered in the name of Mr. Aaron as trustee for the Trust Under the Will of Leslie B. Aaron, Mr. Aaron’s father.  Mr. Aaron disclaims any beneficial ownership of the shares held in the aforementioned trust.  Also includes 44,019 shares registered in the name of ERBA Co., Inc., in which Mr. Aaron has an ownership interest and serves as vice president.  Mr. Aaron disclaims beneficial ownership of these securities except to the extent of his ownership interest in ERBA Co., Inc.  Also includes 48,993 shares registered in the name of the Aaron Family Limited Partnership, of which Mr. Aaron is a partner.  Mr. Aaron disclaims beneficial ownership of these securities except to the extent of his partnership interest in the Aaron Family Limited Partnership.  Also includes 7,680 shares registered in the name of the David Ritter Trust and 7,680 shares registered in the name of the Randy Ritter Trust, of which Mr. Aaron is a trustee.  Mr. Aaron disclaims any beneficial ownership of the shares held in these trusts.  Also includes 22,544 shares held in trusts for the benefit of Mr. Aaron’s family members of which Mr. Aaron’s wife is trustee; 3,361 shares registered in the name of Mr. Aaron’s wife; and 9,653 shares held in an Individual Retirement Account with Morgan Stanley for the benefit of Mr. Aaron’s wife.  Mr. Aaron disclaims beneficial ownership of the shares held in these trusts, the shares held by his wife and the shares held for the benefit of his wife.

(5)
Includes 44,259 shares subject to currently exercisable stock options; 77,117 shares held in a Simplified Employee Pension/Individual Retirement Account by Merrill Lynch as custodian for the benefit of Mr. Aikins; and 1,061 shares held by Mr. Aikins for the benefit of his children under the Uniform Transfers to Minors Act, as to which shares he disclaims any beneficial interest.

(6)
Includes 25,422 shares subject to currently exercisable stock options.  Also includes 20,534 shares held in an Individual Retirement Account and 3,899 shares held in a Simplified Employee Pension Plan both by UBS as custodian for the benefit of Mr. Brockriede, and 3,202 shares held in an Individual Retirement Account by UBS for the benefit of Mr. Brockriede’s wife.  Mr. Brockriede disclaims beneficial ownership of the shares held in the Individual Retirement Account for the benefit of his wife.  Includes 127,281 shares held by CJM Management, L.L.C., of which Mr. Brockriede is an Administrative Member.  Mr. Brockriede disclaims beneficial ownership of these shares except to the extent of his ownership interest in CJM Management, L.L.C.  Also includes 294,388 shares held jointly with Mr. Brockriede’s wife through a broker, 2,488 shares held jointly with Mr. Brockriede’s wife directly and 16,355 shares held in trusts for the benefit of Mr. Brockriede’s family members of which Mr. Brockriede’s wife is trustee.  Mr. Brockriede disclaims beneficial ownership of the shares held in these trusts.

(7)	Includes 75,817 shares subject to currently exercisable stock options and 6,750 shares held by Mr. Callas’ wife. Mr. Callas disclaims beneficial ownership of the shares held by his wife.

(8)	Includes 34,719 shares subject to currently exercisable stock options. Also includes 8,437 shares held jointly with Mr. Larson’s wife.

(9)
Includes 44,259 shares subject to currently exercisable stock options; and 15,312 shares held in an Individual Retirement Account with Charles Schwab for the benefit of Mr. McCann.  Also includes 16,879 shares held by Mr. McCann’s wife, as to which shares he disclaims beneficial ownership.

(10)
Includes 38,579 shares subject to currently exercisable stock options and 151 shares held jointly with Mr. Penta’s wife.  Also includes 7,907 shares held by Mr. Penta’s wife as to which shares Mr. Penta disclaims beneficial ownership.

(11)	Includes 44,259 shares subject to currently exercisable stock options.

(12)	Mr. Vaccaro is a Named Executive Officer and serves as the Chairman of the Board, President and Chief Executive Officer of Central Jersey Bancorp.

(13)
Includes 151,836 shares subject to currently exercisable stock options; 43,099 shares held by Citi, Smith Barney as custodian for the benefit of the James S. Vaccaro Simplified Employee Pension; 7,790 shares held pursuant to the 401(k) plan of Central Jersey Bank, N.A. for the benefit of Mr. Vaccaro; and 2,698 shares held by Mr. Vaccaro as custodian for his daughters under the Uniform Transfers to Minors Act.  Mr. Vaccaro disclaims any beneficial interest to the shares held by him as custodian for his daughters.

(14)	Mr. Vuono is a Named Executive Officer and serves as the Senior Executive Vice President, Chief Operating Officer and Secretary of Central Jersey Bancorp.

(15)
Includes 101,285 shares subject to currently exercisable stock options and 13,077 shares held for the benefit of Mr. Vuono in an Individual Retirement Account with Bank of America Investment Services, Inc.

(16)	Mr. Giordano is a Named Executive Officer and serves as Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Central Jersey Bancorp.

(17)
Includes 55,548 shares subject to currently exercisable stock options; 2,652 shares held by Charles Schwab & Co. in an Individual Retirement Account for the benefit of Mr. Giordano; 2,756 shares held in a Simplified Employee Pension by Charles Schwab & Co. for the benefit of Mr. Giordano’s wife, as to which shares he disclaims any beneficial interest; 7,540 shares held pursuant to the 401(k) plan of Central Jersey Bank, N.A. for the benefit of Mr. Giordano; 2,401 shares held by Charles Schwab & Co. in an Individual Retirement Account for the benefit of Mr. Giordano’s wife, as to which shares he disclaims any beneficial interest; and 597 shares held by Mr. Giordano as custodian for his son under the Uniform Transfers to Minors Act, as to which shares he disclaims any beneficial interest.

(18)
John A. Brockriede and Linda J. Brockriede together beneficially own a total of 494,813 shares of Central Jersey Bancorp’s Common Stock (including currently exercisable stock options) which represents 5.43% of Central Jersey Bancorp’s outstanding Common Stock.

(19)
Includes 294,388 shares held jointly with Mrs. Brockriede’s husband, John A. Brockriede, through a broker; 2,488 shares held jointly with John A. Brockriede directly; 1,244 shares held by John A. Brockriede directly; 16,355 shares held in trusts for the benefit of Mrs. Brockriede’s family members of which Mrs. Brockriede is trustee; 25,422 shares subject to currently exercisable stock options previously granted to John A. Brockriede; 20,534 shares held in an Individual Retirement Account and 3,899 shares held in a Simplified Employee Pension Plan both by UBS as custodian for the benefit of John A. Brockriede; 3,202 shares held in an Individual Retirement Account by UBS for the benefit of Mrs. Brockriede; and 127,281 shares held by CJM Management, L.L.C., of which John A. Brockriede is an Administrative Member.  Mrs. Brockriede disclaims beneficial ownership to all of the aforementioned securities with the exception of those held jointly with her husband and the securities held in an Individual Retirement Account for her benefit.  Mrs. Brockriede maintains a mailing address at 450 Broadway, Long Branch, New Jersey 07740.

ITEM 1 - ELECTION OF DIRECTORS

The By-laws of Central Jersey Bancorp provide that the number of directors shall not be less than three directors, nor more than fifteen directors, and permit the exact number of directors to be determined from time to time by the Board.  Currently, the Board has fixed the number of directors at ten.

Nomination Process

The Nominating and Corporate Governance Committee of the Board of Directors is principally responsible for: (1) determining the slate of director nominees for election to the Board of Directors; (2) identifying and recommending candidates to fill vacancies occurring between annual shareholder meetings; (3) reviewing the composition of Board committees; and (4) reviewing Central Jersey Bancorp’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to Central Jersey Bancorp and our shareholders.  The Nominating and Corporate Governance Committee is to annually review with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and company circumstances.

In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers, among other things, the qualifications of individual director candidates.  The Nominating and Corporate Governance Committee collaborates with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, government, education and public service.  In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account many factors, including a candidate’s general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of Central Jersey Bancorp’s business and technology; educational and professional background; and personal accomplishment.  The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of Central Jersey Bancorp’s business and represent shareholder interests through the exercise of sound judgment, using its members’ diversity of experience.  In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Nominating and Corporate Governance Committee will also consider nominees for director suggested by shareholders of Central Jersey Bancorp applying the same criteria for nominees described above and considering the additional information required below.  Any shareholder nominee for director for consideration by the Nominating and Corporate Governance Committee must be received by Central Jersey Bancorp for the 2010 annual meeting of shareholders at its principal executive offices located at 1903 Highway 35, Oakhurst, New Jersey 07755 no later than December 31, 2009 and must be accompanied by the following information: (1) the name and contact information for the nominee; (2) a statement of the nominee’s business experience and educational background; (3) a detailed description describing any relationship between the nominee and the proposing shareholder; (4) a statement by the shareholder explaining why he, she or it believes that the nominee is qualified to serve on the Board and how his or her service would benefit Central Jersey Bancorp; and (5) a statement that the nominee is willing to be considered and willing to serve as a director of Central Jersey Bancorp if nominated and elected.  The Board retains complete discretion for making nominations for election as a member of the Board.

Nominees

It is intended that the proxies solicited by the Board will be voted “FOR” the ten nominees for director listed below in the section captioned “Board of Directors” (unless a shareholder otherwise directs).  If, for any reason, any of the nominees for director becomes unavailable for election to or service on the Board, the proxies solicited by the Board of Directors will be voted for such substituted nominee(s) as is (are) selected by the Board of Directors.  The Board has no reason to believe that any of the named nominees are not available or will not serve if elected.  Each nominee for director currently serves as a director of Central Jersey Bancorp and its bank subsidiary, Central Jersey Bank, N.A.  Directors will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by proxy.  Effective January 1, 2008, James S. Vaccaro became the Chairman of the Board and will continue to serve in such capacity, subject to his election as a director at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR.

Board of Directors

Each nominee for director currently serves as a director of Central Jersey Bancorp and has been nominated to serve for an additional one year term to expire at the next annual meeting of shareholders of Central Jersey Bancorp.  The name, age, principal occupation or employment and biographical information of each person nominated to serve as a member of the Board of Directors of Central Jersey Bancorp is set forth below:

Name and Address	Age	Principal Occupation or Employment
James G. Aaron, Esq.	64	Partner of Ansell, Zaro, Grimm & Aaron
Mark R. Aikins, Esq.	49	Managing Member of Mark R. Aikins, L.L.C.
John A. Brockriede	74	Businessman
George S. Callas	76	President of Allaire Capital Corp.
Paul A. Larson, Jr.	59	President Larson Ford-Suzuki
John F. McCann	71	Retired Group President of Salomon Smith Barney

Name and Address	Age	Principal Occupation or Employment
Carmen M. Penta, C.P.A.	65	Partner of Amper, Politziner & Mattia, P.C.
Mark G. Solow	60	Co-founder of GarMark Advisors, L.L.C.
James S. Vaccaro	52	Chairman of the Board, President and Chief Executive Officer of Central Jersey Bancorp
Robert S. Vuono	59	Senior Executive Vice President, Chief Operating Officer and Secretary of Central Jersey Bancorp

There are no family relationships among the nominees for director and executive officers of Central Jersey Bancorp.  None of the nominees for director of Central Jersey Bancorp are directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Each nominee for director of Central Jersey Bancorp elected to the Board shall also serve as a member of the Board of Directors of Central Jersey Bank, N.A.

Biographical Information

James G. Aaron is a Partner in the law firm of Ansell, Zaro, Grimm & Aaron located in Ocean Township, New Jersey.  Mr. Aaron Chairs the firm’s Commercial Litigation, Municipal Law and Bankruptcy Practice Department.  Mr. Aaron is licensed to practice law in the State of New Jersey, the United States District Court for the District of New Jersey and the United States District Court for the Eastern District of New York.  Mr. Aaron also is licensed to practice before the United States Court of Claims.  Mr. Aaron presently serves as the city attorney for the City of Long Branch, as litigation counsel for the City of Asbury Park and is a member of the Monmouth County and New Jersey State Bar Associations.  Mr. Aaron is also a lecturer for the New Jersey Institute of Continuing Legal Education in the areas of Redevelopment and Eminent Domain Law and is presently serving as a Commissioner of the New Jersey State Racing Commission.  Mr. Aaron formerly served on the Advisory Board of the Jersey Shore Bank and has represented Colonial First National Bank, Midlantic/Merchants National Bank, Commerce Bank, Fidelity Union Bank and Monmouth County National Bank.  Mr. Aaron received his B.A. degree from Dickinson College in Carlisle, Pennsylvania and his J.D. degree from New York University School of Law.  Mr. Aaron has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception.  Mr. Aaron also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception.  Mr. Aaron resides in West Long Branch, New Jersey.

Mark R. Aikins is the Managing Member of Mark R. Aikins, L.L.C., a law firm located in Wall Township, New Jersey.  Mr. Aikins is licensed to practice law in the State of New Jersey and is a member of the Monmouth County and New Jersey State Bar Associations.  His practice includes commercial matters, real estate and municipal law.  He served as the President of the Monmouth-Ocean Development Council from 1996 to 1998 and currently serves as a trustee of the Rumson Country Day School and of the Rumson Endowment Fund, Inc.  Mr. Aikins formerly served as Chairman of the Board of Trustees of the Monmouth Museum and as a member of the Advisory Board of Summit Bank.  Mr. Aikins is a member and former director of the Deal Golf and Country Club and has volunteered time for Habitat for Humanity of Northeast Monmouth, Inc., The Battleship New Jersey Foundation and the RFH Community Turf Project, Inc.  He received two Bachelor of Arts degrees from Brown University and a law degree from Seton Hall University School of Law.  Mr. Aikins has served as a member of the Board of Directors of Central Jersey Bancorp since January 26, 2006.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception.  Mr. Aikins also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception.  Mr. Aikins resides in Rumson, New Jersey.

John A. Brockriede is a local businessman who has owned and participated in various businesses in the Long Branch area for over 40 years.  His business holdings include ownership and operation of restaurants, apartment buildings, an automobile agency, shopping centers, and commercial office space.  Mr. Brockriede also has over twenty-five years of banking experience, having been one of the founders of Jersey Shore Bank.  Mr. Brockriede also served as a director of Jersey Shore Bank and its successor banks, National State Bank and Constellation Bancorp.  Mr. Brockriede is a member of the Board of Trustees of Monmouth Medical Center, the Board of Directors of the Juvenile Diabetes Research Foundation, the Board of Trustees of VNA of Central Jersey Community Services, Inc. and serves as a Commissioner of the Long Branch Sewerage Authority.  Mr. Brockriede has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception and served as the Vice-Chairman of such Board until December 31, 2004.  Mr. Brockriede also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception.  Mr. Brockriede resides in Long Branch, New Jersey.

George S. Callas served as Chairman of the Board of Central Jersey Bancorp and Central Jersey Bank, N.A. from January 1, 2005 to December 31, 2007.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the Chairman of the Board of Allaire Community Bank.  Mr. Callas is a retired businessman, governmental official and educator and has owned, operated and participated in various businesses for over 40 years, including restaurants, nursing homes, real estate and wireless television stations.  He assisted in the organization of Allaire State Bank, located in Wall Township, New Jersey, and served as the Vice Chairman of the Board of Directors and Vice President of such bank.  Mr. Callas served as a member of the Board of Directors of National Community Bank of New Jersey.  Mr. Callas also served in the Department of Community Affairs of the State of New Jersey and as the former Business

Administrator of the City of New Brunswick and the Township of Jackson, former Director of the Monmouth County Employment and Training Agency, former Executive Director of the New Jersey State Senate, and former head of the Business Advocacy Division of the New Jersey Department of Commerce and Economic Development.  Mr. Callas was also an educator of science, math and high school history, a college admission counselor and a college instructor in economics, political science and public administration.  Mr. Callas was involved in many civic groups throughout his career.  Mr. Callas resides in Brielle, New Jersey.

Paul A. Larson, Jr. is the President of Larson Ford-Suzuki, Lakewood, New Jersey and past Chairman of the New Jersey Coalition of Automotive Retailers.  He is the past President of the Ocean County Auto Dealers Association, the past President and Director of Shore Area YMCA, a former member of the Summit Bank Advisory Board, and President of the New Jersey Employers Association.  He also served as Treasurer, Secretary and Membership Chairman at Manasquan River Golf Club and Secretary for the Haystack Club.  Mr. Larson has volunteered much of his time as:  a member of the Wall Township Board of Adjustment; a Vice President of Shelter Inc.; the SME Chairman for the Thunderbird District of the Monmouth County Boy Scouts; a member of the Lakewood Athletic Foundation; a Vice President of the Wall Foundation for Educational Excellence and the Treasurer of the Wall Township Football Club.  He earned his degree in Business Administration from Northwood University, Michigan.  He has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Allaire Community Bank since its inception.  Mr. Larson also has served as a director of Central Jersey Bank, N.A. since January 1, 2005.  Mr. Larson resides in Wall Township, New Jersey.

John F. McCann is retired from a 29-year career in the securities industry, most recently with Salomon Smith Barney where he served in various capacities including Group President and Senior Executive Vice President.  Mr. McCann is a former member of the Boards of Directors of the financial services firms of Shearson American Express and Robinson Humphrey.  Mr. McCann has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception.  Mr. McCann also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception.  Mr. McCann resides in Monmouth Beach, New Jersey.

Carmen M. Penta, a Certified Public Accountant, is a partner in the firm of Amper, Politziner & Mattia, P.C., Certified Public Accountants and Consultants.  Prior thereto, Mr. Penta was a partner in the accounting firm of Wiener, Penta & Goodman, P.C.  Mr. Penta’s primary sphere of influence is in Monmouth and Ocean counties, where his expertise includes tax matters, the specialized needs of medical professionals, national restaurant franchises, hotel, motel and recreational properties, and nursing homes and related government agencies.  Mr. Penta’s extensive expertise has allowed him to build a significant client base.  He has spent most of his life in eastern Monmouth County.  He attended Long Branch High School, Penn State University and received a B.S. degree from Monmouth University.  He is a former member of the Congressional Award Council, a past member of the Advisory Board of Jersey Shore Bank, past Assistant Treasurer for the Long Branch Ronald McDonald House and served on the Board of the West Long Branch Sports Association.  He is also a member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.  Mr. Penta has served as a member of the Board of Directors of Central Jersey Bancorp since January 26, 2006.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception.  Mr. Penta also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception.  Mr. Penta resides in West Long Branch, New Jersey.

Mark G. Solow is a co-founder of GarMark Advisors, LLC, a firm which manages funds for mezzanine investments in connection with leveraged buyouts, corporate recapitalizations and growth financings.  He is also a general partner in and senior advisor for Crystal Ridge Partners, LLC, a firm which manages funds for equity investments in middle market companies, and he is a senior advisor to York Street Capital, a firm which makes mezzanine and structured equity investments in public and private companies.  Prior to the formation of GarMark Advisors, LLC, Mr. Solow was a Senior Executive Vice President at Chemical Banking Corporation and a member of its twelve-person Management Committee.  At Chemical Banking Corporation, Mr. Solow was in charge of global investment banking and corporate and multinational banking in North America, Western Europe and Asia.  In addition, he was Senior Credit Officer for the United States, Canada, Western Europe and Asia.  Mr. Solow received his B.S. and M.B.A. degrees from Bowling Green University.  Mr. Solow has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception.  Mr. Solow also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception.  Mr. Solow resides in Spring Island, South Carolina and Sea Bright, New Jersey.

James S. Vaccaro has served as the President and Chief Executive Officer and a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank, N.A. on January 1, 2005, he served as Chairman of the Board and Chief Executive Officer of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception.  As of January 1, 2008, Mr. Vaccaro became the Chairman of the Board of Central Jersey Bancorp and will continue to serve in such capacity, subject to his election as a director at the Annual Meeting.  Mr. Vaccaro also has served as the Chief Executive Officer of Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) since April 3, 2000.  Mr. Vaccaro served in various management capacities in the health care field from 1995 through 2000.  Mr. Vaccaro has over 25 years of experience in the banking industry.  He was a member of the Board of Directors, Executive Vice President and Chief Financial Officer of The Central Jersey Bank & Trust Co., and, prior to his affiliation with The Central Jersey Bank & Trust Co., was a Manager of the Asset Services Division of Citibank, N.A.  Mr. Vaccaro serves as Chair of the Board of Trustees of Monmouth Medical Center; is a member if the Board of Trustees of The Saint Barnabas Corporation; is a member of the Board of Trustees of Monmouth Medical Center Foundation; is a Member of the Board of Directors of the Business Council of Monmouth University; is a member of the Board of Trustees of VNA of Central Jersey Community

Services, Inc.; is a member of the Board of Directors of the New Jersey Repertory Company; is a member of the Board of Directors of New Jersey Bankers’ Association; is a member of the Advisory Council of Interfaith Neighbors and is a member of the leadership cabinet of Prevention First.  Mr. Vaccaro received his B.A. degree from Ursinus College and an advanced degree from Harvard Graduate School of Business.  Mr. Vaccaro resides in West Allenhurst, New Jersey.

Robert S. Vuono has served as the Senior Executive Vice President, Chief Operating Officer and Secretary and member of the Boards of Directors of Central Jersey Bancorp and Central Jersey Bank, N.A. since January 1, 2005.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of Allaire Community Bank and as a member of its Board of Directors.  Prior to his employment with Allaire Community Bank, Mr. Vuono had been the Executive Vice President of Colonial State Bank, in Freehold, New Jersey (February 1989 to May 1996), and Vice President of The Central Jersey Bank & Trust Co., in Freehold Township, New Jersey (January 1974 to January 1989).  Mr. Vuono is a member of the Board of Trustees of HAB Core, Inc.  Mr. Vuono holds a Bachelor of Science Degree in Business Administration from Villanova University.  Mr. Vuono resides in Wall Township, New Jersey.

Director Independence

 For the year ended December 31, 2008, Central Jersey Bancorp’s Board of Directors consisted of ten directors, eight of whom qualified as independent directors in accordance with the rules of NASDAQ and the rules and regulations of the SEC.  The following are the eight independent members of the Board of Directors:

James G. Aaron, Esq.	Paul A. Larson, Jr.
Mark R. Aikins, Esq.	John F. McCann
John A. Brockriede	Carmen M. Penta, C.P.A.
George S. Callas	Mark G. Solow

See also disclosure under “Certain Relationships and Related Party Transactions” later in this Proxy Statement.

In addition, all directors serving on Central Jersey Bancorp’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee for the year ended December 31, 2008, as discussed below, qualified as independent directors in accordance with the rules of NASDAQ and the rules and regulations of the SEC.

Meetings and Committees of the Board of Directors

The Board of Directors of Central Jersey Bancorp conducts business through regularly scheduled meetings of the Board and through its committees, including an Executive Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee.  The Board of Directors for the year ended December 31, 2008 consisted of James G. Aaron, Esq., Mark R. Aikins, Esq., John A. Brockriede, George S. Callas, Paul A. Larson, Jr., John F. McCann, Carmen M. Penta, C.P.A., Mark G. Solow, James J. Vaccaro and Robert S. Vuono.  Mr. Vaccaro was appointed Chairman of the Board as of January 1, 2008.

During the year ended December 31, 2008, the Board held twelve regularly-scheduled meetings, with the directors of Central Jersey Bancorp serving on the Board for the year ended December 31, 2008 attending at least 75% of the meetings.  Central Jersey Bancorp also encourages all of its directors to attend the Annual Meeting and typically schedules a Board meeting immediately preceding or following the Annual Meeting.  Last year, all of the directors of Central Jersey Bancorp attended the Board meeting held subsequent to Central Jersey Bancorp’s 2008 annual meeting of shareholders.

Executive Committee

The Executive Committee of the Board of Directors, to the extent permitted by applicable law, sometimes acts on behalf of the full Board of Directors in its absence and has the authority to address corporate matters between meetings of the full Board.  All significant actions of the Executive Committee must be ratified by the full Board of Directors.  For the year ended December 31, 2008, the Board of Directors did not appoint an Executive Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for determining the slate of nominees for election as directors based upon the performance criteria established by the Nominating and Corporate Governance Committee, and may recommend a successor to a key senior management position when a position is vacant.  In addition, the Nominating and Corporate Governance Committee has developed a management succession policy that specifies key senior management positions and qualified potential replacements.  The Nominating and Corporate Governance Committee adopted a Charter on August 25, 2005 (the “Nominating Charter”) in consultation with the Board of Directors.  The Nominating Charter also may be viewed at Central Jersey Bancorp’s website, www.cjbna.com under the “Corporate Governance” link.

For the year ended December 31, 2008, the Nominating and Corporate Governance Committee consisted of directors John A. Brockriede, George S. Callas, John F. McCann, Paul A. Larson and Mark G. Solow.  Mr. Larson served as the Chair of the Nominating and Corporate Governance Committee.  Each member of the Nominating and Corporate Governance Committee qualified as an independent director in accordance with the rules of NASDAQ and the rules and regulations of the SEC.  The Nominating and Corporate Governance Committee met two times during 2008, with all members attending 100% of the meetings held.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for determining whether the compensation and benefits packages offered by Central Jersey Bancorp are suitable and do not provide excessive benefits or result in material financial loss to Central Jersey Bancorp.  The Compensation Committee is also responsible for approving or recommending to the Board compensation packages and plans for senior management and directors.  These compensation packages include salaries, bonuses, vacations, termination benefits, profit-sharing plans, contributions to employee pension plans, stock option and stock purchase plans, indemnification agreements and employment/change of control contracts.

For the year ended December 31, 2008, the Compensation Committee consisted of directors James G. Aaron, Esq., George S. Callas, Paul A. Larson, Jr., John F. McCann and Mark G. Solow.  Mr. McCann served as the Chair of the Compensation Committee.  Each member of the Compensation Committee qualified as an independent director in accordance with the rules of NASDAQ and the rules and regulations of the SEC.  The Compensation Committee met four times during 2008, with all members attending 100% of the meetings.

The Board has adopted a written charter for the Compensation Committee.  The Compensation Committee Charter provides that the Compensation Committee shall, among other things:

•
Review and approve corporate goals and objectives on an annual basis that are relevant to the President and Chief Executive Officer’s compensation, evaluate the President and Chief Executive Officer’s performance in light of such goals and objectives and approve the President and Chief Executive Officer’s compensation based on this evaluation.

•	Establish and administer Central Jersey Bancorp’s incentive compensation programs for key executive and management employees.

•	Review and approve executive perquisite programs.

•	Review and recommend to the Board for approval the compensation arrangements of non-employee members of the Board.

The Compensation Committee Charter may be viewed at Central Jersey Bancorp’s website at www.cjbna.com under the “Corporate Governance” link.

Audit Committee

The Audit Committee of the Board of Directors is responsible for developing and monitoring the audit and loan review programs of Central Jersey Bancorp and Central Jersey Bank, N.A., respectively.  The Audit Committee recommends the loan review consultant to the Board, selects the outside auditor and meets with the Board to discuss the results of the annual audit and quarterly loan reviews and any related matters.  The Audit Committee also receives and reviews the reports and findings and any other information presented to members of the

Audit Committee by the officers of Central Jersey Bancorp and its bank subsidiary regarding financial reporting policies and practices.

For the year ended December 31, 2008, the Audit Committee consisted of directors Mark R. Aikins, Esq., John A. Brockriede, George S. Callas and Carmen M. Penta, C.P.A.  Mr. Penta served as the Chair of the Audit Committee.  Each member of the Audit Committee qualified as an independent director in accordance with the rules of NASDAQ and the rules and regulations of the SEC.  In addition, the Board has determined that Mr. Penta is both independent and qualifies as a financial expert by SEC rules. The Audit Committee met six times during 2008, with Mr. Aikins, Mr. Callas and Mr. Penta attending 100% of the meetings held and Mr. Brockriede attending two of the three meetings conducted during his time as an Audit Committee member.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of Central Jersey Bancorp’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Audit Committee Charter

The Audit Committee developed an Audit Committee Charter (the “Charter”) in consultation with Central Jersey Bancorp’s accounting and finance department, its internal auditors and Central Jersey Bancorp’s independent public accountants.  The Board amended and restated the Charter on August 25, 2005.  The Audit Committee Charter, as amended and restated, may be viewed at Central Jersey Bancorp’s website at www.cjbna.com under the “Corporate Governance” link.

Review of Audited Financial Statements for the year ended December 31, 2008

The Audit Committee, as in place for 2008, has reviewed and discussed with Central Jersey Bancorp’s management the audited financial statements of Central Jersey Bancorp for the year ended December 31, 2008.  The Audit Committee has discussed with Beard Miller Company, LLP (“Beard Miller Company”), Central Jersey Bancorp’s independent public accountants for the year ended December 31, 2008, those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and letter from Beard Miller Company required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Beard Miller Company with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that Central Jersey Bancorp’s audited financial statements for the year ended December 31, 2008 be included in its Annual Report on Form 10-K for the year ended December 31, 2008 and that such Form 10-K be filed with the SEC.

Change in Independent Public Accountants

On December 10, 2007, Central Jersey Bancorp dismissed KPMG, LLP (“KPMG”) as the principal accountants for Central Jersey Bancorp upon completion of the audit of Central Jersey Bancorp’s consolidated financial statements as of and for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, and the issuance of their reports thereon.  The decision to change Central Jersey Bancorp’s principal accountants was made by the Audit Committee and subsequently ratified by the Board.  Concurrently therewith, the Audit Committee appointed, and the Board ratified, Beard Miller Company as its new principal accountants for the year ended December 31, 2008.  A definitive engagement letter was executed by Central Jersey Bancorp and Beard Miller Company on February 20, 2008.  The dismissal of KPMG as the principal accountants for Bancorp became effective on March 14, 2008.

The audit report of KPMG on the consolidated financial statements of Central Jersey Bancorp and its wholly owned subsidiary, Central Jersey Bank, N.A., for the year ended December 31, 2007 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.  The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of Central Jersey Bancorp’s consolidated financial statements for the year ended December 31, 2007, and its engagement through the subsequent interim period ended March 14, 2008, there were no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreements in its audit reports on the consolidated financial statements of Central Jersey Bancorp, or (2) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2007, and from December 31, 2007 to March 14, 2008, Central Jersey Bancorp did not consult with Beard Miller Company regarding either (1) the application of accounting principles to any completed or proposed transaction, or the type of audit opinion that might be rendered on Central Jersey Bancorp’s consolidated financial statements; or (2) any of the other matters specified in Items 304(a)(1)(iv) or (v) of Regulation S-K.

As required by applicable regulations, the disclosure contained under the heading “Change in Independent Public Accountants” was furnished to both KPMG and Beard Miller Company.  Both KPMG and Beard Miller Company informed Central Jersey Bancorp that each believed such disclosure to be correct and complete.

Submitted by:	Carmen M. Penta, C.P.A., Chair	John A. Brockriede
	Mark R. Aikins, Esq.	George S. Callas

Principal Accountant Fees and Services

Audit Fees

Central Jersey Bancorp paid a total of $156,835 in 2008 to Beard Miller Company for audit services and $240,000 in 2007 to KPMG for audit services, which included work related to the annual audit and quarterly reviews rendered in 2008 and 2007, respectively.

Audit Related Fees

Central Jersey Bancorp paid a total of $13,914 and $43,600 in audit related fees in 2008 to Beard Miller Company and KPMG, respectively, and $63,500 in audit related fees in 2007 to KPMG.  These audit related fees included work related to the audit of the Central Jersey Bank, N.A. Employee Savings and Profit Sharing Plan & Trust for the years ended December 31, 2007 and 2006 and the preparation of the proxy statement for the Special Meeting of Shareholders held on December 18, 2008.

Tax Fees

Central Jersey Bancorp paid a total of $40,025 in 2008 to Grant Thornton, LLP and $22,000 in 2007 to KPMG for income tax consultation, including income tax compliance, tax advice and tax planning.

All Other Fees

The Audit Committee has considered whether the non-audit services provided by each of Beard Miller Company and KPMG in the years ended December 31, 2008 and 2007, respectively, including services rendered in connection with income tax consultation, were compatible with maintaining their independence and has determined that the nature and substance of the limited non-audit services did not impair the status of either Beard Miller Company or KPMG as Central Jersey Bancorp’s independent auditors for the years ended December 31, 2008 and 2007, respectively.  Neither the engagement of Beard Miller Company or KPMG, which were pre-approved by the Audit Committee, made use of the de minimis exception to pre-approval contained in the rules of the SEC which permit limited engagements for non-audit services involving amounts under a specified threshold.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to Central Jersey Bancorp that are prohibited by law or regulation.

During the year ended December 31, 2008, 100% of the audit related fees, tax related fees and other fees set forth above were approved by the Audit Committee.

EXECUTIVE OFFICERS

The name, age, current position and biographical information of each executive officer of Central Jersey Bancorp are set forth below:

Name and Address	Age	Capacities in Which Served
James S. Vaccaro	52	Chairman of the Board, President and Chief Executive Officer
Robert S. Vuono	59	Senior Executive Vice President, Chief Operating Officer and Secretary
Anthony Giordano, III	43	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Biographical Information

For the biographical information for James S. Vaccaro and Robert S. Vuono, see “Board of Directors,” above.

Anthony Giordano, III has served as the Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Central Jersey Bancorp since January 1, 2005.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as an Executive Vice President and the Chief Financial Officer and Treasurer and Secretary of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception.  Mr. Giordano has also served in various capacities for Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) since May 1998, and currently serves as its Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary.  Mr. Giordano has 20 years of financial analysis and accounting experience in the banking industry.  Prior to joining Central Jersey Bank, N.A., Mr. Giordano was employed by PNC Bank (formerly Midlantic Bank), where he served as Real Estate Banking Officer from 1996 to 1998 and Senior Accountant/Financial Analyst from 1994 to 1996.  From 1988 to 1994, Mr. Giordano served in various positions at Shadow Lawn Savings Bank, including Budget and Financial Planning Manager and Financial Analyst.  Mr. Giordano currently serves as a member of the Board of Directors of Scivanta Medical Corporation, a publicly traded company which focuses on the development and acquisition of medical devices and products, and is the Chairman of Scivanta Medical Corporation’s Audit Committee.  Mr. Giordano received a Masters of Business Administration from Monmouth University in 1992 and a Bachelor of Science degree in finance from Kean University in 1987.  Mr. Giordano graduated from the Real Estate Institute at Monmouth University in 2000.  Mr. Giordano has served on the Long Branch City Council since 1994.  Mr. Giordano resides in Long Branch, New Jersey.

Chief Executive and Senior Financial Officer Code of Ethics

The chief executive and senior financial officers of Central Jersey Bancorp are held to the highest standards of honest and ethical conduct when conducting the affairs of Central Jersey Bancorp.  All such individuals must act ethically at all times in accordance with the policies contained in Central Jersey Bancorp’s Chief Executive and Senior Financial Officer Code of Ethics.  A copy of the Chief Executive and Senior Financial Officer Code of Ethics has been posted on Central Jersey Bancorp’s website, www.cjbna.com under the “Officer Code of Ethics” link.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers for services in all capacities to Central Jersey Bancorp and Central Jersey Bank, N.A. for the years ended December 31, 2008 and 2007, respectively.  The Named Executive Officers of Central Jersey Bancorp are (1) James S. Vaccaro, Chairman of the Board, President and Chief Executive Officer, (2) Robert S. Vuono, Senior Executive Vice President, Chief Operating Officer and Secretary and (3) Anthony Giordano, III, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James S. Vaccaro, Chairman, President and Chief Executive Officer	2008 2007	$ 249,997 $ 250,000	$ 45,000 $ 20,000	$ --- $ ---	$ 9,118 $ 13,194	$ --- $ ---	$ --- $ ---	$ 12,697 (3) $ 12,352	$ 316,812 $ 295,546
Robert S. Vuono, Senior Executive Vice President, Chief Operating Officer and Secretary	2008 2007	$ 160,000 $ 160,000	$ 25,000 $ 15,000	$ --- $ ---	$ 7,598 $ 10,995	$ --- $ ---	$ --- $ ---	$ 9,604 (4) $ 9,105	$ 202,202 $ 195,100
Anthony Giordano, III, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2008 2007	$ 140,000 $ 130,458	$ 20,000 $ 12,000	$ --- $ ---	$ 4,558 $ 6,596	$ --- $ ---	$ --- $ ---	$ 6,508 (5) $ 5,796	$ 171,066 $ 154,850
_________________________

(1)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008 and 2007, respectively, in accordance with FAS 123(R), of stock appreciation rights (SARs) awards pursuant to the Equity Incentive Plan (as defined below) and includes amounts from awards granted in 2006.  Assumptions used in the calculation of these amounts are included in Footnote 1 to Central Jersey Bancorp’s audited financial statements for the fiscal year ended December 31, 2008 included in Central Jersey Bancorp’s Annual Report on Form 10-K.

(2)	These amounts have been adjusted, as appropriate, to account for the 5% stock dividends paid to the shareholders of Central Jersey Bancorp on each of July 1, 2008, July 2, 2007 and July 1, 2006.

(3)
Of this amount, $3,083 represents the lease value of an automobile provided to Mr. Vaccaro for business use in 2008, $414 represents the premiums paid for Group Term Life Insurance coverage exceeding $50,000 for the benefit of Mr. Vaccaro in 2008, and $9,200 represents the amount contributed by Central Jersey Bank, N.A. to its 401(k) plan for the benefit of Mr. Vaccaro in 2008.

(4)	Of this amount, $568 represents the premiums paid for Group Term Life Insurance coverage exceeding $50,000 for the benefit of Mr. Vuono in 2008, $1,636 represents the amount contributed by Central

Jersey Bank, N.A. pursuant to a bank owned life insurance (BOLI) contract in 2008, and $7,400 represents the amount contributed by Central Jersey Bank, N.A. to its 401(k) plan for the benefit of Mr. Vuono in 2008.

(5)
Of this amount, $108 represents the premiums paid for Group Term Life Insurance coverage exceeding $50,000 for the benefit of Mr. Giordano in 2008 and $6,400 represents the amount contributed by Central Jersey Bank, N.A. to its 401(k) plan for the benefit of Mr. Giordano in 2008.

Narrative Disclosure to Summary Compensation Table

The objective of Central Jersey Bancorp’s executive compensation is to enhance Central Jersey Bancorp’s long-term profitability by providing compensation that will attract and retain superior talent, reward performance and align the interests of the executive officers with the long-term interests of the shareholders of Central Jersey Bancorp.

The Compensation Committee is responsible for determining whether the compensation and benefit packages are suitable and do not provide excessive benefits.  The Compensation Committee generally approves or recommends to the Board compensation packages or plans for senior management and directors.  These compensation and benefit packages may include salaries, bonuses, vacations, termination benefits, contribution to employee pension plans, stock option and stock purchase plans, indemnification agreements and employment/change of control contracts.

When reviewing compensation arrangements for a member or members of senior management and directors, the Compensation Committee shall consider the following matters:

(a)	The combined value of all cash and non-cash benefits provided to the individual or individuals;

(b)	The compensation history of the individual or individuals as compared to other individuals with comparable expertise at Central Jersey Bancorp;

(c)	The financial condition of Central Jersey Bancorp;

(d)	Comparable compensation practices at similar institutions, based upon factors such as asset size, geographic location and the services provided;

(e)	The projected total cost and benefit to Central Jersey Bancorp for post employment benefits; and

(f)	Any connection between the individual and any fraudulent act or omission, breach of trust or fiduciary duty or insider abuse with regard to Central Jersey Bancorp.

Base Salaries

Base salary levels for Central Jersey Bancorp’s executive officers are competitively set relative to companies in peer businesses.  In reviewing base salaries, the Compensation Committee also takes into account individual experience and past performance.

Annual Bonuses

Central Jersey Bancorp’s annual performance bonuses are intended to provide a direct cash incentive to executive officers and other key employees for a variety of performance measures.  Financial performance is compared against budgets as well as peer businesses.

Chief Executive Officer Compensation

James S. Vaccaro served as Central Jersey Bancorp’s President and Chief Executive Officer for the year ended December 31, 2008. Mr. Vaccaro’s base salary is set competitively relative to other chief executive officers in financial service companies of similar asset size to Central Jersey Bancorp.  In determining Mr. Vaccaro’s base salary as well as annual performance bonus, the Compensation Committee reviewed independent compensation data and Central Jersey Bancorp’s performance as compared against budgets and peer businesses. As with Central Jersey Bancorp’s other executive officers, Mr. Vaccaro’s total compensation involves certain subjective judgments and is not based solely upon any specific objective criteria or weighting.

Restrictions on Compensation under the Treasury’s Capital Purchase Program

Central Jersey Bancorp is subject to certain restrictions and limitations on the amount and nature of compensation it may pay to its executive officers as a result of Central Jersey Bancorp’s participation in the United States Department of the Treasury’s (the “Treasury”) Troubled Assets Relief Program (“TARP”) under the Emergency Economic Stabilization Act of 2008 (“EESA”).  These restrictions apply during the period in which Central Jersey Bancorp’s obligations under TARP remain outstanding and include the following:

•
No Golden Parachute Payments.  Central Jersey Bancorp is prohibited from making any “golden parachute payments” to a senior executive officer.  A “golden parachute payment” is defined as a severance payment resulting from voluntary termination of employment that equals or exceeds three times the recipient’s average annual base salary over the five years prior to termination.

•
Recovery of Bonus, Retention Awards and Incentive Compensation.  Central Jersey Bancorp is required to recover from any senior executive officer any bonus, retention award or incentive compensation that was based on statements of earnings, revenues, gains or other criteria that are subsequently found to be materially inaccurate.

•
No Compensation Arrangements that Encourage Excessive Risk.  Central Jersey Bancorp is prohibited from entering into any compensation arrangement with a senior executive officer that provide an incentive to take unnecessary and excessive risks that threaten the value of Central Jersey Bancorp.

•
Limit on Federal Income Tax Deductions.  Central Jersey Bancorp may not take a federal income tax deduction for compensation paid to senior executive officers to the extent such compensation exceeds $500,000 per year.

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (“ARRA”) into law, which amended EESA to provide for stricter limitations on executive compensation for TARP participants and which directed the Treasury to promulgate regulations implementing such restrictions.  The restrictions under the ARRA include the following:

•
No Severance Payments.  ARRA redefined “golden parachute payment” as any payment to a senior executive officer or any of the next five most highly-compensated employees for departure from the TARP participant for any reason, except for payments for services performed or benefits accrued.

•
Recovery of Bonus, Retention Awards and Incentive Compensation.  ARRA includes a similar “clawback” provision under which a TARP participant must recover any bonus, retention award or incentive compensation that is based on statements of earnings that are subsequently found to be materially inaccurate.  However, the clawback provision under ARRA applies to a TARP participant’s senior executive officers and to the next twenty most highly-compensated employees.

•
No Compensation Arrangements that Encourage Manipulation of Earnings.  ARRA prohibits a TARP participant from entering into any compensation arrangements that would encourage manipulation of its reported earnings for the purpose of enhancing the compensation of any employee.

•
Limit on Incentive Compensation.  ARRA prohibits a TARP participant from paying or accruing any bonus, retention award or incentive compensation to its most highly-compensated employee (where the TARP participant received $25,000,000 or less in TARP funds).  This prohibition does not apply to the payment of long-term restricted stock that meets certain requirements, and does not prohibit payments required to be paid pursuant to written employment contracts executed on or before February 11, 2009.

In addition to the limitations and restrictions on executive compensation, ARRA imposes certain corporate governance requirements upon TARP participants, including the following:

•
Compensation Committee.  ARRA requires a TARP participant to establish a Compensation Committee comprised solely of independent directors, which must meet at least semi-annually to discuss and evaluate compensation plans in light of an assessment of any risk imposed to the financial institution from such plans.

•
Certifications of Compliance.  The chief executive officer and chief financial officer of the TARP participant are required to provide a written certification of compliance with ARRA’s executive compensation requirements to the SEC.

•
Treasury Review of Bonuses.  The Secretary of the Treasury (the “Secretary”) is directed to review bonuses, retention awards and other compensation paid to the TARP participant’s senior executive officers and the next twenty most highly-compensated employees prior to the enactment of ARRA to determine whether any such payments were inconsistent with the purposes of ARRA’s executive compensation provisions or were otherwise contrary to the public interest.  If the Secretary makes such a determination, the Secretary is directed to negotiate with the TARP participant and the subject employee for appropriate reimbursement to the federal government with respect to any bonuses or compensation found to be excessive.

•
Advisory Shareholder Vote on Executive Compensation.  A TARP participant is required to hold an advisory shareholder vote to approve the compensation of the financial institution’s executives at its annual meeting.  The outcome of the vote is not binding on the board of directors of the TARP participant.

As of the date of mailing of this proxy statement, the Treasury has not promulgated regulations implementing the provisions of ARRA discussed above.  Therefore, although the Board of Directors of Central Jersey Bancorp is reviewing the requirements of ARRA and considering their impact on the compensation of Central Jersey Bancorp’s Named Executive Officers and other affected employees, the effect of ARRA on Central Jersey Bancorp is uncertain pending the promulgation of new regulations by the Treasury.

2005 Equity Incentive Plan; Stock Option Plan

Central Jersey Bancorp’s 2005 Equity Incentive Plan, which was approved by the shareholders of Central Jersey Bancorp at its 2005 annual meeting of shareholders (the “Equity Incentive Plan”), is designed to encourage and enable employees and directors of Central Jersey Bancorp and Central Jersey Bank, N.A., who are in a position to make significant contributions to the growth, success and profitability of the company, to acquire or increase their holdings of Common Stock and other interests therein.  As a result of the approval of the Equity Incentive Plan, no additional option grants will be made under the Central Jersey Bancorp Stock Option Plan which had been placed into effect on August 1, 2000 (the “Stock Option Plan”).

Pursuant to the Equity Incentive Plan, incentive and non-qualified stock options may be granted to eligible employees and employee-directors of Central Jersey Bancorp and Central Jersey Bank, N.A., and nonqualified stock options may be granted to eligible non-employee directors.  In addition, pursuant to the Equity Incentive Plan, participants may be eligible to receive, under certain conditions, (1) stock appreciation rights in the form of related stock appreciation rights and freestanding stock appreciation rights, (2) restricted awards in the form of restricted stock awards and restricted stock units, (3) performance awards in the form of performance share awards and performance unit awards, (4) phantom stock awards, and (5) dividend equivalent awards.

As of December 31, 2008, options to purchase 1,289,948 shares of Central Jersey Bancorp’s Common Stock were outstanding under the Stock Option Plan and 130,811 stock appreciation rights were outstanding under the Equity Incentive Plan.  All outstanding options under the Stock Option Plan have vested.  The outstanding stock appreciation rights vest over time and will not be fully vested until February 1, 2010.  There were no awards made under the Equity Incentive Plan in 2008.

Securities Authorized for Issuance under Equity Compensation Plans

The number of equity securities to be issued upon the exercise of outstanding stock options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights and the number of securities remaining available for issuance, as of December 31, 2008, were as follows:

2008 EQUITY COMPENSATION PLAN TABLE

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders (1)	1,289,948	$4.71	1,608,111
Equity compensation plans not approved by security holders	---	---	---
Total	1,289,948	$4.71	1,608,111
__________________________________

(1)
Central Jersey Bancorp currently has no equity compensation plans other than the Stock Option Plan and the Equity Incentive Plan described herein.  No additional option grants will be made under the Stock Option Plan.  As of January 1, 2005, all stock options issued under the Stock Option Plan had vested.

(2)
The shares have been adjusted, as appropriate, to account for the 5% stock dividends paid to the shareholders of Central Jersey Bancorp on July 1, 2008, July 2, 2007, July 1, 2006 and December 31, 2003, 2002, 2001 and 2000, respectively, the 2 for 1 stock split in the form of a stock dividend effected as of June 15, 2005 and the 6 for 5 stock split in the form of a stock dividend effected as of July 15, 2004.  The shares have also been adjusted as appropriate to account for 5% stock distributions made to the former stockholders of Allaire Community Bank on February 28, 1999, September 29, 2000, May 21, 2001, April 24, 2002, and June 7, 2004, and the 3 for 2 stock split effected as of February 11, 2003.

(3)
Represents the total number of shares available pursuant to the Equity Incentive Plan which has been adjusted to account for 5% stock dividends paid to the shareholders of Central Jersey Bancorp on July 1, 2008, July 2, 2007 and July 1, 2006 and the 2 for 1 stock split effected as of June 15, 2005.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about all equity compensation awards held by the Named Executive Officers at December 31, 2008, updated to reflect the vesting of SARs on February 1, 2009.  Unless otherwise indicated, the number of securities provided in the table represent stock options.

Outstanding Equity Awards for Fiscal Year End December 31, 2008
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date
James S. Vaccaro	2/1/06 12/1/03 12/31/02 8/31/01	13,023 (2) 72,930 14,586 64,320	4,341 (2) -- -- --	-- -- -- --	$9.40 $8.57 $5.04 $3.30	2/1/16 12/1/13 12/31/12 8/31/11
Robert S. Vuono	2/1/06 2/26/03 4/1/02 7/25/01 7/25/01 5/22/00 5/22/00 12/20/99	10,853 (3) 1,827 3,829 25,653 25,653 13,018 16,531 14,775	3,617 (3) -- -- -- -- -- -- --	-- -- -- -- -- -- -- --	$9.40 $7.56 $3.39 $3.82 $3.82 $2.72 $2.72 $2.97	2/1/16 2/25/13 4/1/12 7/25/12 7/25/11 5/22/10 5/22/10 12/20/09
Anthony Giordano, III	2/1/06 12/1/03 12/31/02 8/31/01 8/31/00	6,511 (4) 21,879 7,293 12,866 13,510	2,170 (4) -- -- -- --	-- -- -- -- --	$9.40 $8.57 $5.04 $3.30 $3.18	2/1/16 12/1/13 12/31/12 8/31/11 8/31/10
______________________________________

(1)
These amounts have been adjusted, as appropriate, to account for the 5% stock dividends paid to the shareholders of Central Jersey Bancorp on July 1, 2008, July 2, 2007, July 1, 2006 and December 31, 2003, 2002, 2001 and 2000, respectively, the 2 for 1 stock split in the form of a stock dividend effected as of June 15, 2005 and the 6 for 5 stock split in the form of a stock dividend effected as of July 15, 2004.  These amounts have also been adjusted, as appropriate, to account for 5% stock distributions made to the former stockholders of Allaire Community Bank on February 28, 1999, September 29, 2000, May 21, 2001, April 24, 2002, and June 7, 2004, and the 3 for 2 stock split effected as of February 11, 2003.

(2)
Represents SARs granted under the Equity Incentive Plan.  25% of the 17,364 SARs granted, as adjusted, became exercisable on each of February 1, 2007, February 1, 2008 and February 1, 2009, and 25% become exercisable on February 1, 2010.

(3)
Represents SARs granted under the Equity Incentive Plan.  25% of the 14,470 SARs granted, as adjusted, became exercisable on each of February 1, 2007, February 1, 2008 and February 1, 2009, and 25% become exercisable on February 1, 2010.

(4)
Represents SARs granted under the Equity Incentive Plan.  25% of the 8,681 SARs granted, as adjusted, became exercisable on each of February 1, 2007, February 1, 2008 and February 1, 2009, and 25% become exercisable on February 1, 2010.

There were no stock options or SARS exercised by any of the Named Executive Officers during the year ended December 31, 2008.

Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control

On August 1, 2006, Central Jersey Bancorp entered into a change of control agreement (each an “Agreement” and, collectively, the “Agreements”) with each of James S. Vaccaro, Robert S. Vuono and Anthony Giordano, III (each an “Executive”).  Each Agreement is effective as of August 1, 2006 (the “Effective Date”), and will continue in full force and effect for so long as the Executive party to the Agreement is employed by Central Jersey Bancorp and/or Central Jersey Bank, N.A.  On December 23, 2008, each Agreement was amended and restated in order for such Agreements to be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and to include a provision with respect to Section 280G of the Code (each an “Amended Agreement” and, collectively, the “Amended Agreements”).

In the event that either (1) the Executive is terminated without Cause (as defined below) in connection with (A) a merger of Central Jersey Bancorp where Central Jersey Bancorp is not the surviving entity, (B) the acquisition of greater than 50% of Central Jersey Bancorp’s voting stock by an entity or group of individuals other than the shareholders of Central Jersey Bancorp as of the Effective Date, (C) the sale or disposition of all or substantially all of Central Jersey Bancorp’s assets, or (D) the determination by the Board of Directors of Central Jersey Bancorp that a change of control has occurred or is about to occur (each a “Change of Control Event”), or (2) the Executive is terminated without Cause and a Change of Control Event occurs within 12 months after such termination of employment, or (3) a Change of Control Event occurs and the Executive is not retained by the successor entity or group (the “Successor Entity”) for a period of at least 36 months (30 months for Mr. Giordano) commencing on the effective date of the Change of Control Event pursuant to a written agreement containing the provisions described below (the “New Agreement”), the Executive shall be entitled to severance from Central Jersey Bancorp.

For purposes of each Amended Agreement and any New Agreement, “Cause” shall mean as follows: (1) the Executive willfully, or as a result of gross negligence on his part, fails substantially to (A) carry out the lawful policies of Central Jersey Bancorp’s Board of Directors or the Successor Entity’s governing body or (B) discharge his duties and responsibilities as an Executive of Central Jersey Bancorp and Central Jersey Bank, N.A. or the Successor Entity for any reason other than the Executive’s disability, (2) the Executive is convicted of or enters a plea of no contest with respect to a felony, (3) the Executive engages in conduct which is demonstrably and substantially injurious to Central Jersey Bancorp or the Successor Entity, (4) the Executive materially breaches the Amended Agreement or New Agreement, or commits any deliberate and intentional violation of the confidentiality and non-compete provisions of the Amended Agreement or New Agreement, or (5) the Executive commits willful or intentional misconduct that has a material adverse effect on Central Jersey Bancorp or Central Jersey Bank, N.A. or the Successor Entity.

In addition to the foregoing, in the event an Executive’s employment is terminated without Cause in connection with any acquisition by Central Jersey Bancorp of any bank, bank holding company or other similar institution (the “Acquisition”), and the Acquisition does not constitute a Change of Control Event, the Executive shall nevertheless be entitled to receive severance from Central Jersey Bancorp, which shall be payable in-full by Central Jersey Bancorp within 10 business days after the effective date of the termination of Executive’s employment without Cause or by December 31 of the year the termination of employment occurred, whichever is earlier.

Both Mr. Vaccaro and Mr. Vuono are entitled to 30 months severance, and Mr. Giordano 24 months severance.  The amount of severance payable to an Executive will be based upon his monthly salary in effect at the time of the Change of Control Event or the Acquisition, a percentage of the previous cash bonus payments made to him and the cash equivalent of the monthly benefits provided to him at the time of the Change of Control Event or the Acquisition.  The Executive shall only be entitled to such severance in connection with a Change of Control Event occurring during his employment if he agrees to remain as an employee of Central Jersey Bancorp and assist in the transition until the effective date of the Change of Control Event.  In the event that the Executive is to receive severance, the severance shall be payable in-full by Central Jersey Bancorp within 10 business days after the effective date of the Change of Control Event or by December 31 of the year the termination of employment occurred, whichever is earlier.

A New Agreement with a Successor Entity discussed above must provide that the Executive shall have (1) the same or substantially equal position with similar title and responsibilities and the same or greater salary, benefits and bonuses that the Executive was entitled to receive from Central Jersey Bancorp immediately prior to the Change of Control Event, and (2) a commuting distance that is not greater than 30 miles from the Executive’s current residence.  The New Agreement also must provide that if the Executive accepts employment with the Successor Entity as of the effective date of the Change of Control Event and the Executive (x) is terminated by the Successor Entity without Cause, or dies or becomes disabled (and such disability results in the termination of employment), during the 36 month period (30 month period for Mr. Giordano) commencing on the effective date of the Change of Control Event or (y) or voluntarily terminates his employment with the Successor Entity on the 6 month anniversary of the effective date of the Change of Control Event (the “6 Month Anniversary Date”), the Executive shall be entitled to severance (as defined the Amended Agreements) from the Successor Entity.

If the Executive’s employment is terminated by the Successor Entity, or he dies or becomes disabled (and such disability results in the termination of employment), as provided in subpart (x) in the preceding paragraph, he shall receive severance for the number of months equal to the remainder of 30 months (24 months for Mr. Giordano) less the number of whole months Executive was employed by the Successor Entity following the 6 Month Anniversary Date; provided, however, that if the Executive’s employment is terminated by the Successor Entity as provided in subpart (x) above prior to the 6 Month Anniversary Date, the Executive shall receive 30 months (24 months for Mr. Giordano) severance.  If the Executive terminates his employment with the Successor Entity on the 6 Month Anniversary Date as provided in subpart (y) in the preceding paragraph, he shall receive severance for 30 months (24 months for Mr. Giordano).  In no event shall Executive be entitled to receive less than 6 months severance. The Executive shall not be entitled to any severance, however, if he voluntarily terminates his employment with the Successor Entity on any day other than on the 6 Month Anniversary Date for any reason other than death or disability. Any severance shall be payable in-full within 10 business days after the termination of Executive’s employment with the Successor Entity or by

December 31 of the year the termination of employment occurred, whichever is earlier.  The Executive shall not be entitled to any severance should his employment with the Successor Entity terminate for any reason after the expiration of the 36 month period (30 month period for Mr. Giordano) commencing on the effective date of the Change of Control Event.

In the event that the payments and other benefits provided for in the Amended Agreements constitute “parachute payments” within the meaning of Section 280G of the Code and will be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Executive’s severance benefits payable under the terms of the Amended Agreements will be either (1) delivered in full, or (2) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

In consideration for the right to receive the severance provided for in an Amended Agreement, each Amended Agreement also contains customary non-competition and non-solicitation provisions applicable to the Executive party to the Amended Agreement.

The above descriptions are qualified in their entirety by the actual Amended Agreements which have been previously filed as exhibits to Central Jersey Bancorp’s current report on Form 8-K filed with the SEC on December 31, 2008.

For so long as Central Jersey Bancorp participates in TARP, the Amended Agreements are subject to the provisions of EESA and ARRA and the regulations promulgated thereunder.  See “Restrictions on Compensation under the Treasury’s Capital Purchase Program” under “Narrative Disclosure to Summary Compensation Table.”

DIRECTOR COMPENSATION

The table below sets forth the annual compensation for the Central Jersey Bancorp’s non-employee directors for the year ended December 31, 2008:

2008 Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
James G. Aaron, Esq.	$17,250	$--	$--	$--	$--	$--		$17,250
Mark R. Aikins, Esq.	$19,250	$--	$--	$--	$--	$--		$19,250
John A. Brockriede	$17,750	$--	$--	$--	$--	$--		$17,750
George S. Callas	$17,250	$--	$--	$--	$--	$4,017	(3)	$21,267
Paul A. Larson, Jr.	$17,000	$--	$--	$--	$--	$--		$17,000
John F. McCann	$16,500	$--	$--	$--	$--	$--		$16,500
Carmen M. Penta, CPA	$19,250	$--	$--	$--	$--	$--		$19,250
Mark G. Solow	$17,250	$--	$--	$--	$--	$--		$17,250
____________________________________

(1)	See the Summary Compensation Table above for information regarding compensation paid to James S. Vaccaro and Robert S. Vuono in connection with their respective memberships on the Board of Directors.

(2)	See below for information concerning the aggregate number of options awards outstanding at December 31, 2008 for each director.

(3)	Represents the amount contributed by Central Jersey Bank, N.A. pursuant to a bank owned life insurance (BOLI) contract.

The following table sets forth the outstanding equity awards held by each non-employee director of Central Jersey Bancorp as of December 31, 2008:

Name (1)	Number of Securities Underlying Unexercised Options (2)(3)(4)
James G. Aaron, Esq.	50,047
Mark R. Aikins, Esq.	50,047
John A. Brockriede	31,230
George S. Callas	81,605
Paul A. Larson, Jr.	40,507
John F. McCann	50,047
Carmen M. Penta, C.P.A.	44,367
Mark G. Solow	50,047

(1)	See “Outstanding Equity Awards for Fiscal Year-End December 31, 2008” above for information regarding outstanding equity compensation awards held by the Named Executive Officers at December 31, 2008.

(2)
These amounts have been adjusted, as appropriate, to account for the 5% stock dividends paid to the shareholders of Central Jersey Bancorp on July 1, 2008, July 2, 2007, July 1, 2006 and December 31, 2003, 2002, 2001 and 2000, respectively, the 2 for 1 stock split in the form of a stock dividend effected as of June 15, 2005 and the 6 for 5 stock split in the form of a stock dividend effected as of July 15, 2004.  The shares have also been adjusted as appropriate to account for 5% stock distributions made to the former stockholders of Allaire Community Bank on February 28, 1999, September 29, 2000, May 21, 2001, April 24, 2002, and June 7, 2004, and the 3 for 2 stock split effected as of February 11, 2003.

(3)	All stock options have vested as of January 1, 2005.

(4)
Includes 5,788 SARs (as adjusted) granted on February 1, 2006 to each director under the Equity Incentive Plan.  These SARs have an adjusted exercise price of $9.87 and can only be settled in cash.  The SARs vest evenly over a four year period and expire on February 1, 2016.

There were no option grants or other awards made by Central Jersey Bancorp during the year ended December 31, 2008.

ITEM 2 - ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Board of Directors believes that Central Jersey Bancorp’s compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of Central Jersey Bancorp’s shareholders.  The Board also believes that both Central Jersey Bancorp and its shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue.  The proposal described below, commonly known as a “say on pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse the compensation for the Named Executive Officers of Central Jersey Bancorp by voting to approve or not approve such compensation as described in this Proxy Statement.

On February 17, 2009, President Obama signed ARRA into law.  ARRA requires, among other things, every participant in TARP to permit a non-binding shareholder vote to approve the compensation of certain of the participant’s executives.  Accordingly, you are asked to approve, in a non-binding advisory vote, the compensation of Central Jersey Bancorp’s Named Executive Officers as described under the heading “Executive Compensation” or otherwise described herein.

Under ARRA, your vote is advisory and will not be binding upon the Board of Directors.  However, the Compensation Committee will take the outcome of this advisory vote into account when considering future compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, IN A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED HEREIN.

The affirmative vote of a majority of the votes cast at the Annual Meeting will approve of this advisory proposal.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board of Directors has adopted a written charter for the Audit Committee (see “Report of the Audit Committee of the Board of Directors” above) whereby the Audit Committee oversees and evaluates all related party transactions proposed to be entered into by Central Jersey Bancorp.  Further, Central Jersey Bancorp has adopted a Code of Conduct/Ethics Policy (the “Code of Conduct”) applicable to all employees and directors of Central Jersey Bancorp and Central Jersey Bank, N.A., which Code of Conduct promotes the honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.  Additionally, the Code of Conduct provides that any services performed by a director (or a business in which a director is a partner, significant shareholder, director or executive officer) for the benefit of Central Jersey Bancorp or Central Jersey Bank, N.A., or its customers, is subject to disclosure to and approval by the President and Chief Executive Officer of Central Jersey Bancorp and Central Jersey Bank, N.A. and further subject to disclosure to and approval by the Board of Directors when the President and Chief Executive Officer reasonably believes there is the potential for a material conflict between the director’s interests and the interests of Central Jersey Bancorp and/or Central Jersey Bank, N.A.

It is anticipated that certain directors of Central Jersey Bancorp, and the businesses and organizations with which they are associated, may have banking and non-banking transactions with Central Jersey Bank, N.A. in the ordinary course of business.  Officers, directors and employees of Central Jersey Bank, N.A. also may have banking transactions with Central Jersey Bank, N.A.  The terms and conditions of any loan or commitment to loan, and of any other transaction, will be in accordance with applicable laws and on substantially the same terms as those prevailing at the time for comparable transactions with other persons or organizations with similar creditworthiness.

In order to alleviate the need for additional conference rooms at the Oakhurst location of Central Jersey Bank, N.A., Central Jersey Bank, N.A. leases conference, office and storage space at 6 West End Court, Long Branch, New Jersey.  The landlord of the space leased at 6 West End Court is MCB Associates, L.L.C.  The following directors of Central Jersey Bancorp and/or its bank subsidiary have an interest in MCB Associates, L.L.C.:  James G. Aaron, Esq., Mark R. Aikins, Esq., John A. Brockriede, John F. McCann, Carmen M. Penta, C.P.A., Mark G. Solow and James S. Vaccaro.  The negotiations with respect to the leased conference, office and storage space at 6 West End Court were conducted at arms-length and the lease amount to be paid by Central Jersey Bank, N.A. was determined by an independent appraiser to be at fair market value.  Based on the foregoing, the Board of Directors has determined that such related party transaction does not disqualify James G. Aaron, Esq., John A. Brockriede, John F. McCann, Carmen M. Penta, C.P.A. and/or Mark G. Solow from qualifying as independent.  For the years ended December 31, 2008 and 2007, Central Jersey Bancorp paid lease costs of $43,000 and $61,000, respectively, in connection with its lease arrangement with MCB Associates, L.L.C.

During the year ended December 31, 2008, the lending staff of Central Jersey Bank, N.A., from time to time, retained the services of the law firm of Ansell, Zaro, Grimm & Aaron, P.C., of which James G. Aaron, Esq., a director of Central Jersey Bancorp and its bank subsidiary, is a shareholder. The services performed by Ansell, Zaro, Grimm & Aaron, P.C. and the fees charged were on substantially the same terms as those prevailing at the time for comparable services from other law firms.  In accordance with the Code of Conduct, the Chief Executive Officer of Central Jersey Bancorp and Central Jersey Bank, N.A. and the Board of Directors determined that such services are not in conflict with the interests of Central Jersey Bancorp or Central Jersey Bank, N.A. nor do they disqualify Mr. Aaron from qualifying as an independent director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Central Jersey Bancorp’s executive officers and directors, and persons who own more than 10% of a registered class of Central Jersey Bancorp’s equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC.  Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Central Jersey Bancorp with copies of all Forms 3, 4 and 5 they file.  Central Jersey Bancorp believes that all filings required to be made by its executive officers, directors and greater than 10% shareholders pursuant to Section 16(a) of the Exchange Act have been filed within the time periods prescribed.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

The Board has adopted a formal process to be followed for those shareholders who wish to communicate directly with the Board or any individual director of Central Jersey Bancorp.  A shareholder can contact the Board, or any individual director, by sending a written communication to:  Central Jersey Bancorp, Board of Directors, c/o Chairman of the Board, 1903 Highway 35, Oakhurst, New Jersey 07755.  A shareholder’s letter should also indicate that he or she is a shareholder of Central Jersey Bancorp.  The Chairman shall either (1) distribute such communication to the Board, or a member or members thereof, as appropriate, depending upon the facts and circumstances described in the communication received; or (2) determine that the communication should not be forwarded to the Board because, in his or her judgment, (a) the communication is primarily commercial in nature and relates to Central Jersey Bancorp’s ordinary business or relates to a topic that is improper or not relevant to the Board; or (b) Central Jersey Bancorp’s management can adequately handle the shareholder inquiry or request, in which case the inquiry or request will be forwarded to the appropriate individual.  If a shareholder communication is addressed to one or more members of the Board, but not the entire Board, the Chairman shall notify any member of the Board to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request.

At each Board meeting, the Chairman shall present a summary of all communications received since the last Board meeting which were not forwarded to the Board, as well as the basis for the determination by the Chairman as to why the communications were not forwarded to the Board, and shall make those communications available upon request.

SHAREHOLDER PROPOSALS

Shareholder proposals for presentation at Central Jersey Bancorp’s next annual meeting of shareholders must be received by Central Jersey Bancorp at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than

December 31, 2009.  Central Jersey Bancorp’s By-laws contain certain procedures which must be followed in connection with shareholder proposals.

ANNUAL REPORT TO SHAREHOLDERS

The annual report to shareholders for the year ended December 31, 2008 accompanies this Proxy Statement.  Beard Miller Company has audited the financial statements for the year ended December 31, 2008, which statements are contained in the annual report to shareholders.  Such annual report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Selection of the independent public accountants for Central Jersey Bancorp is made by the Audit Committee of the Board of Directors.  Beard Miller Company served as Central Jersey Bancorp’s independent public accountants for the year ended December 31, 2008.  The Audit Committee has selected Beard Miller Company to serve as Central Jersey Bancorp’s independent public accountants for the year ending December 31, 2009.  Representatives from Beard Miller Company will be present at the Annual Meeting.

OTHER MATTERS

It is not expected that any matter not referred to herein will be presented for action at the Annual Meeting.  If any other matters are properly brought before the Annual Meeting, the persons named in the proxies or authorized substitutes will have discretion to vote on such matters and on matters incident to the conduct of the Annual Meeting in accordance with their best judgment.

SHAREHOLDERS SHARING THE SAME ADDRESS

Central Jersey Bancorp has adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, Central Jersey Bancorp is delivering only one copy of the Annual Report and Proxy Statement to multiple shareholders who share the same mailing address and have the same last name, unless Central Jersey Bancorp has received contrary instructions from an affected shareholder.  This procedure reduces Central Jersey Bancorp’s printing costs, mailing costs and fees.  Shareholders who participate in householding will continue to receive separate proxy cards.

Central Jersey Bancorp will deliver promptly upon written or oral request a separate copy of the Annual Report and the Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered.  To receive a separate copy of the Annual Report or Proxy Statement, you may write to Mr. James S. Vaccaro, Chairman, President and Chief Executive Officer, Central Jersey Bancorp, 1903 Highway 35, Oakhurst, New Jersey 07755, or call (732) 663-4000.

INTERNET AVAILABILITY OF ANNUAL REPORT AND PROXY MATERIALS

This Proxy Statement and Central Jersey Bancorp’s Annual Report for the year ended December 31, 2008 are available on the Internet at http://www.cfpproxy.com/4562.

ANNUAL REPORT ON FORM 10-K

On written request, Central Jersey Bancorp will provide without charge to each record or beneficial holder of the Central Jersey Bancorp’s Common Stock, a copy of Central Jersey Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC.  Requests should be addressed to Mr. James S. Vaccaro, Chairman, President and Chief Executive Officer, Central Jersey Bancorp, 1903 Highway 35, Oakhurst, New Jersey 07755.  It should be noted that a copy of the Annual Report on Form 10-K is included with the Annual Report to shareholders which accompanies this Proxy Statement.

SHAREHOLDERS WHO WISH TO ATTEND THE ANNUAL MEETING IN PERSON MAY REQUEST DIRECTIONS BY WRITING TO CENTRAL JERSEY BANCORP, INVESTOR RELATIONS, 1903 HIGHWAY 35, OAKHURST, NEW JERSEY 07755 OR BY CALLING (732) 663-4000.

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THEIR PROXIES WITHOUT DELAY IN THE SELF ADDRESSED, POSTAGE PREPAID ENVELOPE ENCLOSED HEREWITH.  PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.  THANK YOU.

By Order of the Board of Directors

/s/ Robert S. Vuono

Robert S. Vuono
Secretary

REVOCABLE PROXY
CENTRAL JERSEY BANCORP

 ☒ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For the Annual Meeting of Shareholders
to be held on May 27, 2009

The undersigned, a shareholder of CENTRAL JERSEY BANCORP, hereby constitutes and appoints JAMES S. VACCARO and ROBERT S. VUONO, and each of them, as proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of said Central Jersey Bancorp called and to be held at Branches Catering Hall, located at 123 Monmouth Road (Route 71), West Long Branch, New Jersey, on Wednesday, May 27, 2009 at 9:00 a.m., local time (the “Annual Meeting”) and any adjournment or postponement thereof, and thereat to vote as designated hereon the number of shares the undersigned would be entitled to vote and with all powers the undersigned would possess if personally present.

1.	To elect the following nominees for director of Central Jersey Bancorp who will serve for the following year and until their successors have been elected and qualify (vote on all):

James G. Aaron, Esq., Mark R. Aikins, Esq., John A. Brockriede, George S. Callas, Paul A. Larson, Jr., John F. McCann, Carmen M. Penta, C.P.A., Mark G. Solow, James S. Vaccaro and Robert S. Vuono

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

2.	To approve, on a non-binding advisory basis, the compensation of the named executive officers of Central Jersey Bancorp as described in the accompanying proxy statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE BELOW SIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF CENTRAL JERSEY BANCORP AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Please be sure to sign and date this Proxy in the box below.	Date , 2009

Shareholder sign above	Co-holder (if any) sign above

Ç   Detach above card, sign, date and mail in postage paid envelope provided.    Ç

CENTRAL JERSEY BANCORP

Please sign exactly as your name appears herein.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please print the full title of your signing capacity.  If a corporation, please have signed by the President or other authorized officer of such corporation.  If a partnership or limited liability company, please have signed by an authorized person for such partnership or limited liability company.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE.